
                                                                    EXHIBIT 10.3

                             TRANSACTION AGREEMENT


                                     AMONG


                         CHOICE ONE COMMUNICATIONS INC.


                        CHOICE ONE COMMUNICATIONS L.L.C.

                                      and

                                   HOLDERS OF

                                INVESTOR EQUITY

                                      and

                               MANAGEMENT EQUITY


                                 July 8, 1998
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                               TABLE OF CONTENTS

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                                                                                        Page
                                                                                        ----

   ARTICLE 1 subscription for LLC interests by investor members and management
      members; LLC's Investment in the Corporation                                         2
Section 1.1.  Subscription for LLC Interests by Investor Members and Management Members    2
Section 1.2.  Purchase and Sale of Common Stock                                            2
Section 1.3.  The Initial Closing                                                          2
                  ARTICLE 2Conditions to the Initial Closing                               2
Section 2.1.  Representations and Warranties; Covenants                                    3
Section 2.2.  Adoption of Certificate of Incorporation                                     3
Section 2.3.  Adoption of the Corporation's Bylaws                                         3
Section 2.4.  LLC Agreement                                                                3
Section 2.5.  Investor Purchase Agreement                                                  3
Section 2.6.  Executive Purchase Agreements                                                3
Section 2.7.  Registration Rights Agreement                                                4
Section 2.8.  Securities Law Compliance                                                    4
Section 2.9.  Compliance with Applicable Laws                                              4
Section 2.10.  Initial Closing Documents                                                   4
Section 2.11.  Approval of Initial Budget                                                  5
Section 2.12.  Waiver                                                                      5
  ARTICLE 3Subsequent Contributions; Conditions to Each Subsequent
                                Contribution
Section 3.1.  Subsequent Contributions                                                     5
Section 3.2.  Approval of Business Plans by the LLC                                        6
Section 3.3.  Effect of Substantial Negative Deviation from Approved
      Business Plan or Approved Budget                                                     8
Section 3.4.  Conditions to Each Subsequent Contribution                                   9
Section 3.5.  Certain Opt-Out Rights of Fleet and Waller-Sutton                           11
                           ARTICLE 4Covenants
Section 4.1.  Financial Statements and Other Information                                  14
Section 4.2.  Inspection of Property                                                      17
Section 4.3.  Affirmative Covenants                                                       18
Section 4.4.  Compliance with Agreements                                                  19
Section 4.5.  Current Public Information                                                  19
Section 4.6.  Intellectual Property Rights                                                19
Section 4.7.  Public Disclosures                                                          20
Section 4.8.  Selection of Corporation's Financial Advisor, Underwriter
      etc                                                                                 20
                           ARTICLE 5Governance
Section 5.1.  Management of the Corporation Generally                                     20
Section 5.2.  Governance Rights of the LLC                                                20
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
Section 5.3.  Corporate Board Composition and Vacancies                                           25
Section 5.4.  Director Expenses; Directors' and Officers' Insurance;
         Indemnity and Exculpation                                                                28
Section 5.5.  Termination                                                                         28
Section 5.6.  Voting Rights                                                                       28
           ARTICLE 6Restrictions on Transfers of Securities                                       29
Section 6.1.  General Securities Laws Restrictions                                                29
Section 6.2.  Restrictions on Transfer of Management Equity                                       30
Section 6.3.  Transfer of Investor Equity                                                         30
Section 6.4.  Transfers in Violation of Agreement                                                 41
Section 6.5.  Right to Participate in Certain Sales                                               41
Section 6.6.  All Holders Required to Participate in Certain Sales                                44
          ARTICLE 7Representations and Warranties of the Corporation                              47
Section 7.1.  Organization, Corporate Power and Licenses                                          47
Section 7.2.  Capital Stock and Related Matters                                                   48
Section 7.3.  Authorization; No Breach                                                            48
Section 7.4.  Conduct of Business; Absence of Liabilities                                         49
Section 7.5.  No Subsidiaries                                                                     49
Section 7.6.  Brokerage                                                                           49
Section 7.7.  Government Consent, Etc                                                             49
Section 7.8.  Compliance with Laws                                                                50
Section 7.9.  Disclosure                                                                          50
Section 7.10.  Litigation                                                                         50
Section 7.11.  Executive Officers                                                                 50
Section 7.12.  Taxes                                                                              50
                             ARTICLE 8Definitions                                                 51
Section 8.1.  Definitions                                                                         51
Section 8.2.  Knowledge                                                                           60
                      ARTICLE 9Miscellaneous Provisions                                           61
Section 9.1.  Expenses                                                                            61
Section 9.2.  Remedies                                                                            62
Section 9.3.  LLC's Investment Representations                                                    62
Section 9.4.  Consent to Amendments                                                               81
Section 9.5.  Survival of Representations and Warranties                                          81
Section 9.6.  Successors and Assigns                                                              81
Section 9.7.  Capital and Surplus; Special Reserves                                               82
Section 9.8.  Severability                                                                        82
Section 9.9.  Counterparts                                                                        82
Section 9.10.  Descriptive Headings; Interpretation; No Strict Construction                       82
Section 9.11.  Governing Law                                                                      83
Section 9.12.  Submission to Jurisdiction                                                         83
Section 9.13.  Notices                                                                            83

                             TRANSACTION AGREEMENT


     THIS TRANSACTION AGREEMENT (this "Agreement") is made as of July 8, 1998, among Choice One Communications Inc., a Delaware corporation (the "Corporation"), and Choice One Communications L.L.C., a Delaware limited liability company (the "LLC"), and each person who on the date hereof or hereafter becomes a holder of Investor Equity or Management Equity and who executes an appropriate counterpart of this Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in
Article 8 below.

     WHEREAS, the Investor Members and the Management Members desire to make investments in the Corporation to be held initially through ownership of Units in the LLC;

     WHEREAS, this Agreement provides for, among other things, (i) the issuance of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), to the LLC at the Initial Closing (as defined below) and the making of Subsequent Contributions (as defined below) on the terms and conditions hereof,
(ii) certain matters relating to the governance of the Corporation and certain other covenants of the Corporation in favor of the other parties hereto and
(iii) restrictions on transfer of Units and Common Stock;

     WHEREAS, the Investor Members and the Management Members are parties to the LLC Agreement governing their relationships as Persons holding interests in the profits, losses, and distributions of the LLC;

     WHEREAS, each Management Member has entered into (and each subsequent Management Member will enter into) an Executive Purchase Agreement (as defined below) with the LLC and the Corporation providing for certain rights and obligations relating to the Management Member's investment in the LLC and the Corporation and certain obligations of the Management Member as an employee of the Corporation;

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1

SUBSCRIPTION FOR LLC INTERESTS BY INVESTOR MEMBERS AND MANAGEMENT

            MEMBERS; LLC'S INVESTMENT IN THE CORPORATION

     Section 1.1. Subscription for LLC Interests by Investor Members and Management Members. On the date hereof, immediately prior to the transactions contemplated by Section 1.02, each Investor Member that has executed a counterpart hereof on the date hereof will have subscribed for Class A Units in the LLC pursuant to the Investor Purchase Agreement (as defined below), and each Management Member that has executed a counterpart hereof on the date hereof will have subscribed for Class B Units in the LLC pursuant to such Management Member's Executive Purchase Agreement.

     Section 1.2. Purchase and Sale of Common Stock. At the Initial Closing (as defined below), subject to the terms and conditions set forth herein, the Corporation shall sell to the LLC and the LLC shall purchase from the Corporation 60,000 shares of Common Stock at a price per share of $100, for an aggregate purchase price equal to $6,000,000 of which (i) $5,907,020.70 (the "Initial Contribution") will be funded on the date hereof and (ii) $92,979.30 will be funded as soon as the authorized but unissued Class B Units are issued pursuant to Section 3.02(a) of the LLC Agreement.

     Section 1.3. The Initial Closing. The closing of the purchase and sale of Common Stock (the "Initial Closing") shall take place at the offices of Davis Polk & Wardwell in New York, New York, at 10:00 a.m. local time on the date hereof (the "Initial Closing Date"). At the Initial Closing, the Corporation shall deliver to the LLC stock certificates evidencing the Common Stock to be purchased at the Initial Closing, registered in the name of the LLC, upon the LLC's payment of the purchase price therefor by delivery to the Corporation of a check, or wire transfer of immediately available funds to an account designated by the Corporation, in an aggregate amount equal to the Initial Contribution.



                                   ARTICLE 2

                       Conditions to the Initial Closing

     The obligation of the LLC to purchase and pay for the Common Stock at the Initial Closing is subject to the satisfaction as of the Initial Closing of the following conditions:

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     Section 2.1.  Representations and Warranties; Covenants.  The
representations and warranties contained in Article 7 hereof and in each Executive Purchase Agreement executed on the date hereof shall be true and correct in all material respects at and as of the Initial Closing as though then made, and the Corporation shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Initial Closing.

     Section 2.2. Adoption of Certificate of Incorporation. The Corporation's amended and restated certificate of incorporation shall be in form and substance as set forth in Exhibit 1 hereto (the "Certificate of Incorporation"), shall be in full force and effect under the laws of Delaware as of the Initial Closing, and shall not have been further amended or modified.

     Section 2.3. Adoption of the Corporation's Bylaws. The Corporation's amended and restated bylaws shall have been duly authorized and adopted in form and substance as set forth in Exhibit 2 attached hereto (as so adopted, the "Bylaws"), shall be in full force and effect under the laws of Delaware as of the Initial Closing, and shall not have been further amended or modified.

     Section 2.4. LLC Agreement. The Unitholders shall have entered into the Limited Liability Company Agreement dated as of the date hereof governing the affairs of the LLC (the "LLC Agreement"), and the LLC Agreement shall be in full force and effect as of the Initial Closing.

     Section 2.5. Investor Purchase Agreement. The LLC and the Investor Members shall have entered into the Investor Purchase Agreement dated as of the date hereof (the "Investor Purchase Agreement"), and the Investor Purchase Agreement shall be in full force and effect as of the Initial Closing.

     Section 2.6. Executive Purchase Agreements. (a) The LLC and the Corporation shall have entered into a separate executive purchase agreement, in form and substance substantially similar to that set forth in Exhibit 3 attached hereto (each such agreement and the agreement referred to in Section 2.06(b), an "Executive Purchase Agreement"), with each of Mae Squier-Dow ("Squier-Dow"), Kevin Dickens ("Dickens"), and Phillip Yawman ("Yawman"), and such Executive Purchase Agreements shall be in full force and effect as of the Initial Closing.

       (b) The LLC and the Corporation shall have entered into an Executive Purchase Agreement, in form and substance substantially similar to that set forth in Exhibit 4 attached hereto, with Steve Dubnik, and such Executive Purchase Agreement shall be in full force and effect as of the Initial Closing.

     Section 2.7. Registration Rights Agreement. The Corporation and each of the Unitholders shall have entered into the Registration Rights Agreement dated as of the date hereof (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect as of the Initial Closing.

     Section 2.8. Securities Law Compliance. The Corporation shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance, in compliance with such laws, of the Common Stock to be issued at the Initial Closing pursuant to this Agreement.

     Section 2.9. Compliance with Applicable Laws. The purchase of Common Stock by the LLC hereunder at the Initial Closing shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the LLC to any penalty, liability or, in the LLC's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Common Stock by the LLC hereunder shall be permitted by the laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the LLC is subject.

     Section 2.10. Initial Closing Documents. The Corporation shall have delivered to the LLC all of the following documents each of which shall be satisfactory in form and substance to the LLC and its counsel:

     (a) an Officer's Certificate, dated the Initial Closing Date, stating that the conditions specified in Sections 2.01-2.03 and 2.08-2.09, inclusive, have been fully satisfied;

     (b) certified copies of (i) the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement and each of the other agreements contemplated hereby, the amendment and restatement of the Corporation's Certificate of Incorporation referred to in Section 2.02, the adoption of the Corporation's Bylaws referred to in Section 2.03, the issuance and sale of the Common Stock at the Initial Closing, and the consummation of all other transactions to occur as of the Initial Closing as contemplated by this Agreement, and (ii) the written consent executed by the Corporation's sole incorporator electing Steve Dubnik as initial sole director;

     (c) certified copies of the Certificate of Incorporation and the Bylaws, each as in effect at the Initial Closing;

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       (d)  a certified copy of the Certificate of Formation as in effect at the
Initial Closing;

       (e) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions to occur as of the Initial Closing hereunder;

       (f) an opinion of Nixon, Hargrave, Devans & Doyle LLP, counsel to the Corporation in form and substance satisfactory to the LLC; and

       (g) such other documents relating to the transactions contemplated by this Agreement as the LLC or its special counsel may reasonably request.

       Section 2.11. Approval of Initial Budget. The LLC shall have approved the Corporation's initial budget (including the payment of deposits by the Corporation for two telephone switches), attached hereto as Exhibit 6, covering the succeeding six months, prepared on a monthly basis for the Corporation and its Subsidiaries by market and on an aggregate basis, which includes with respect to such six-month period (i) the information required by Sections 3.02(a)(ii) and 3.02(b) and (ii) statements of anticipated income and cash flows, balance sheets and proposed capital expenditures (upon which approval, such budget shall constitute an "Approved Budget" for purposes of Section 3.02(b)).

       Section 2.12. Waiver. Any condition specified in this Article 2 that is legally permissible to be waived may be waived if such waiver is consented to by the LLC in writing.

                                   ARTICLE 3

Subsequent Contributions; Conditions to Each Subsequent Contribution

       Section 3.1. Subsequent Contributions. Subject to the terms and conditions set forth below, the LLC shall, after the Initial Closing, be required to make capital contributions to the Corporation ("Subsequent Contributions") from time to time as proposed by the Corporation's chief executive officer and set forth in a written notice from such chief executive officer on behalf of the Corporation (the "Subsequent Contribution Notice") sent to the LLC and to each Unitholder at least 30 days prior to the proposed date of the applicable Subsequent Contribution (the "Drawdown Date"). Such notice shall set forth the aggregate amount of the proposed Subsequent Contribution and shall specify in reasonable detail the intended use of such Subsequent Contribution by the Corporation, including a breakdown of the portion of such Subsequent

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Contribution to be expended in respect of each Approved Business Plan (including a good faith estimate as to the timing of such expenditures and the amount thereof to be contributed by each Unitholder). With respect to each Subsequent Contribution, subject to the terms and conditions hereof, the LLC shall deliver to the Corporation a check, or wire transfer of immediately available funds to an account designated by the Corporation, in an aggregate amount equal to the applicable Subsequent Contribution. If at any time after the date hereof the LLC makes any contribution to the capital of the Corporation and the amount of such capital contribution exceeds the LLC's then-outstanding unpaid obligations (if any) to make the Initial Contribution and all Subsequent Contributions required to be made prior to such time (the amount of any such excess, an "Excess Contribution"), then such Excess Contribution shall be credited dollar for dollar against the LLC's obligation to make Subsequent Contributions on Drawdown Dates occurring after the date of such Excess Contribution.

     Section 3.2. Approval of Business Plans by the LLC. (a) Approval of Business Plan. With respect to any market in which the Corporation proposes to commence operations, so long as the LLC may be required to make Subsequent Contributions hereunder, the chief executive officer shall submit to the LLC for its approval a business proposal setting forth (i) proposed business activities of the Corporation in such specified market during the 10-year period (or such other period as shall otherwise be agreed to by the LLC and the executive management) commencing on the date of such business proposal (or, if longer, the period running from the date of such business proposal until the date estimated in such proposal as the "break even" point for the Corporation's operations in such market) (including the identification of key managers to be hired and the proposed compensation and terms for each such hire); projections of revenues, expenses, income and cash flows from such business activities in such period; projections of the amounts, timing, and proposed terms for lease financing, vendor financing and other financing to be obtained by the Corporation to support such business activities during such period; the best estimates of the chief executive officer and the Executive Managers as to the amounts and timing of periodic capital drawdowns to be made by each Unitholder to support such business activities during such period; and a budget of proposed expenditures of such capital in such period; and (ii) a budget prepared on a monthly basis covering the initial 12 months for such market setting forth projections of cash flows, revenues, expenses, income and cash flows from such business activities in such period; projections of the amounts, timing, and proposed terms for lease financing, vendor financing and other financing to be obtained by the Corporation to support such business activities during such period; and a budget of proposed expenditures of such capital in such period. Upon approval by the LLC, such business proposal shall constitute an "Approved Business Plan." It is understood that, without limiting the discretion of the LLC to approve or to decline to approve any such business plan with respect to a specified market, the LLC will not approve any business plan submitted unless, among other things,
(i) key local managers for such market have been identified, have been approved for hiring pursuant to Section 5.02 hereof and Section 3.02 of the LLC Agreement and are ready, willing and able to commence employment with the Corporation,
(ii) in the case of the first such business proposal submitted to the LLC, the Corporation shall have in place a term life insurance policy for the Founder (which insurance policy shall be owned by the Corporation and under which the Corporation shall have been named the sole beneficiary), in form and substance acceptable to the LLC, providing coverage in an amount not less than $10,000,000 and (iii) in the case of a business plan proposed to the LLC (x) after business plans for two markets have been approved or (y) after 50% of the Maximum Commitment has been contributed by the Investor Members and the Management Members, a binding, written commitment for $45,000,000 (or such other amount determined by the LLC) of vendor financing, on terms approved by the LLC, has been obtained by the Corporation.

       (b) Approval of Annual Budget by the LLC. So long as the LLC may be required to make Subsequent Contributions hereunder, at least 30 days but not more than 90 days prior to the beginning of each fiscal year, the Corporation shall submit to the LLC for its approval a proposed annual budget prepared on a monthly basis for the Corporation and its Subsidiaries by market and on an aggregate basis covering the next succeeding fiscal year (displaying anticipated statements of income and cash flows and balance sheets and budgeted capital expenditures) ("Proposed Budget"); provided that prior to December 1, 1998, the Corporation shall submit to the LLC for its approval a Proposed Budget covering the period between the date hereof and December 31, 1999 (the "Benchmark Budget"). Each Proposed Budget shall also set forth the total amount of Subsequent Contributions required to be made under such Proposed Budget and a breakdown of the portion of such Subsequent Contributions to be expended in respect of each Approved Business Plan (including a good faith estimate as to the timing of such expenditures and the amount thereof to be contributed by each Unitholder). The LLC shall approve or disapprove the proposed annual budget within 20 days of the submission of such budget by the Corporation to the LLC. Upon approval by the LLC, each such Proposed Budget shall constitute an "Approved Budget." It is expected that the LLC will approve a Proposed Budget that is consistent with all Approved Business Plans theretofore approved.

       (c) Required Revision of Annual Budget. The Corporation shall submit with any business proposal submitted to the LLC pursuant to Section 3.02(a) a revised annual Proposed Budget described in Section 3.02(b) which incorporates such business proposal, including any budget items, for the fiscal year in which such business proposal first requires funding (it being understood that if an Approved Budget does not yet exist for such fiscal year, the Corporation must deliver a Proposed Budget for such fiscal year). The LLC shall not be obligated to make any Subsequent Contribution with respect to any items in an Approved Business Plan or Approved Budget unless and until a revised annual Proposed Budget for the relevant fiscal year that incorporates such business proposal and all Approved Business Plans has been approved by the LLC.

       (d) Amendment of Approved Business Plan or Approved Budget. As soon as an Approved Business Plan or an Approved Budget ceases to be such pursuant to
Section 3.03, the Corporation shall promptly prepare a revision thereof (consistent with the information required under Section 3.02(a) or 3.02(b), as applicable) and deliver such proposed revision to the LLC for its approval. The Corporation shall also promptly upon preparation of any other significant budgets and of any other revision of an Approved Business Plan or of an annual or other budget deliver such budgets and revisions to the LLC for its approval. When the Corporation submits a revision of an Approved Business Plan (or one that has ceased to be such pursuant to Section 3.03), the Corporation must also submit a revised Proposed Budget consistent with the process described in
Section 3.02(c). If an Approved Budget ceases to be such pursuant to Section 3.03, the LLC shall not be obligated to make any Subsequent Contribution with respect to any items in the relevant budget unless and until the proposed revision of such budget is approved by the LLC (upon approval of which the revision thereof will be deemed the applicable Approved Budget hereunder).

       (e) Continued Effect of this Section after Maximum Commitment Has Been Fully Drawn and After Dissolution of the LLC. After the LLC is no longer required to make Subsequent Contributions hereunder, as well as after dissolution of the LLC (but after dissolution of the LLC only so long as the holders of Investor Equity hold at least 10% of the outstanding Common Stock in the aggregate), management of the Corporation will continue to be required to seek the prior approval of the LLC (or after dissolution of the LLC, the Board) for proposed business plans and Proposed Budgets consistent with the requirements as to timing, content and other procedures set forth in this
Section 3.02.

       Section 3.3. Effect of Substantial Negative Deviation from Approved Business Plan or Approved Budget. An Approved Business Plan for a particular market shall cease to be such and shall not be considered or deemed to be an Approved Business Plan for any purpose whatsoever (whether under this Agreement, the LLC Agreement, or otherwise) as soon as the revenues, expenses, available financing, capital expenditures, capital requirements, or other business operations of the Corporation in the market to which such plan relates reflect, in the good faith judgment of the LLC, a substantial negative deviation from such plan's estimates, plans, and projections of any of the foregoing. An Approved Budget shall cease to be such and shall not be considered or deemed to be an Approved Budget for any purpose whatsoever (whether under this Agreement, the LLC Agreement, or otherwise) as soon as the Corporation's revenues, expenses, available financing, capital expenditures, capital requirements, results of operations, cash flows or other business operations of the Corporation reflect, in the good faith judgment of the LLC, a substantial negative deviation from such budget. It is understood that in determining the existence or nonexistence of a "substantial negative deviation," the LLC shall consider such plan's estimates, plans, and projections or such budget in the aggregate and shall not consider any one factor or measure in isolation to the extent a deviation in such factor or measure does not impact the plan or budget as a whole.

       Section 3.4. Conditions to Each Subsequent Contribution . Notwithstanding anything else contained herein, the obligation of the LLC to make any Subsequent Contribution to the capital of the Corporation is subject to the satisfaction as of the applicable Drawdown Date of each of the following conditions:

       (a) Authorized by Approved Budgets. The applicable Subsequent Contribution shall be expressly contemplated and authorized under the terms of the Corporation's applicable Approved Budget, and such Subsequent Contribution shall not exceed the aggregate capital requirements of the Corporation during the 6-month period (or such longer or shorter time period as agreed to by the LLC and the Corporation's chief executive officer) commencing on the Drawdown Date for such Subsequent Contribution as set forth in the Corporation's applicable Approved Budget (taking into account any prior Subsequent Contribution to the extent the time period for such prior Subsequent Contribution overlaps with the time period for the present Subsequent Contribution).

       (b) Representations and Warranties. The representations and warranties contained in Sections 7.01 (Organization), 7.02(b) (Capital Stock), 7.03 (Authorization), 7.06 (Brokerage), 7.07 (Governmental Consent), 7.08 (Compliance with Laws), 7.09 (Disclosure), 7.10 (Litigation), 7.11 (Executive Officers) and
7.12 (Taxes) hereof and in each of the Executive Purchase Agreements shall be true and correct in all respects at and as of the applicable Drawdown Date as though then made, except to such extent as would not reasonably be expected to have a Material Adverse Effect.

       (c) No Breach or Default. Neither the Corporation nor any of its Subsidiaries shall (i) have breached or be in default of any of its obligations in any material respect under any agreement to which it is a party or (ii) have failed to comply with any of the provisions of its certificate of incorporation or bylaws as then in effect.

       (d) No Material Adverse Effect. In the good faith judgment of the LLC, there shall not have occurred a Material Adverse Effect.

       (e) Compliance with Applicable Laws; Contribution Not Prohibited. The making of the applicable Subsequent Contribution by the LLC hereunder shall not be prohibited by (i) any applicable law or governmental rule or regulation and shall not subject the LLC to any penalty, liability or, in the LLC's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the making of such Subsequent Contribution by the LLC hereunder shall be permitted by the laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the LLC is subject or (ii) any applicable judgment, injunction or order of any court or governmental agency or body. There shall not be pending or threatened before or by any court, arbitrator or governmental agency or body, any litigation, investigation or other proceeding seeking such prohibition.

       (f) Documents to be Delivered on Drawdown Dates. The Corporation shall have delivered to the LLC all of the following documents:

            (i) an Officer's Certificate, dated the applicable Drawdown Date, stating that the conditions specified in Sections 3.04(a) through 3.04(d), inclusive, have been fully satisfied (it being understood and agreed that such Certificate must include a certification that no Material Adverse Change has occurred); and

           (ii) such other documents relating to the transactions to occur at such Subsequent Contribution as the LLC or its special counsel may reasonably request.

     (g) Maximum Commitment. The aggregate amount of the applicable Subsequent Contribution, together with the Initial Contribution and all previously made Subsequent Contributions, shall not exceed the Maximum Commitment.

     (h) Nondissolution of LLC. The LLC shall not have been dissolved or terminated; provided, however, that any obligation to make Subsequent

Contributions on a Drawdown Date prior to such dissolution shall remain in existence after such dissolution or termination of the LLC.

       (i) Bankruptcy. The Corporation shall (i) not have commenced a case or other proceeding, nor shall a case or other proceeding have been commenced against the Corporation, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of all or any substantial part of its property, (ii) not have consented to any such relief or to any such appointment in an involuntary case or other proceeding commenced against it, (iii) not have made a general assignment for the benefit of creditors, (iv) not have failed generally to pay its debts as they become due and (v) not have taken any corporate action to authorize any of the foregoing.

       (j) Management Report. The LLC shall have received a report from the Founder and Executive Managers setting forth significant recent developments relating to the Corporation's business operations such as new business lines which have been added since the last Drawdown Date and the Corporation's current market share in its markets.

       (k) Waiver. Any condition specified in this Article 3 that is legally permissible to be waived may be waived if consented to by the LLC in writing.

       Section 3.5. Certain Opt-Out Rights of Fleet and Waller-Sutton. (a) If
(i) the requisite approval of the LLC is obtained for (A) any proposed business plan pursuant to Section 3.02(a), (B) any amendment of a business plan pursuant to Section 3.02(d) proposing a significant increase in the amount required to be contributed by each Unitholder from the amount that was required under the related business plan previously approved pursuant to Section 3.02(a) or (C) any acquisition pursuant to Section 5.02(d)(i)(C)(2) of the LLC Agreement (which acquisition is to be funded in any part by a Subsequent Contribution under an Approved Budget that incorporates an Approved Business Plan reflecting such acquisition), and (ii) the Representative of Fleet and/or Waller-Sutton, as the case may be, does not vote in favor of any of the events described in clauses
(A), (B) or (C), then in any such case Waller-Sutton and/or Fleet may, within seven business days of such approval by the LLC, by written notice (the "Opt-Out Notice") to the LLC and the other Investor Members elect (the "Opt-Out Election") to be treated thenceforth as an "Opt-Out Investor." Such election shall result in such Opt-Out Investor having the rights, obligations and consequences described below in Section 3.05(b). Upon receipt of an Opt-Out Notice from an Opt-Out Investor, either Fleet or Waller-Sutton, as the case may be, may also elect to be treated as an Opt-Out Investor by providing, within three business days of receipt of such Opt-Out Notice, its own Opt-Out Notice to the LLC and each other Investor Member, whereupon such electing Investor Member shall also be treated as an Opt-Out Investor.

       (b) The following shall be the rights and obligations of, and the consequences of being, an Opt-Out Investor for purposes of the Transaction Agreement, the LLC Agreement and the other agreements contemplated hereby and thereby:

            (i) An Opt-Out Investor shall, for a period of six months after the Opt-Out Election, in order to enable the Corporation to fulfill its obligations to make Subsequent Contributions with respect to all Approved Business Plans and Approved Budgets which were approved by the LLC pursuant to this Article 3 prior to such Opt-Out Election, remain obligated to provide additional Capital Contributions to the LLC in an amount equal to its pro rata share (determined pursuant to Section 3.03(a) of the LLC Agreement before giving effect to clause (iii) below) of the aggregate amount of Capital Contributions required to be provided to the LLC by all of its Members in order to permit the LLC to make any such Subsequent Contributions which it has not already contributed to the Corporation.

           (ii) Except as provided in Section 3.05(b)(i) or 3.05(b)(iv), an Opt-Out Investor shall not have any right or obligation to make any other capital contributions to or investments in the LLC or the Corporation.

          (iii) The aggregate amount of Capital Contributions made by an Opt-Out Investor to the LLC prior to the Opt-Out Election plus the amount required to be subsequently contributed by it to the LLC pursuant to
     Section 3.05(b)(i) is referred to as such Opt-Out Investor's "Opt-Out Commitment." The number of Units held by such Opt-Out Investor immediately prior to the Opt-Out Election (the "Initial Unit Amount") will be automatically reduced to the number corresponding to the aggregate dollar amount of such Opt-Out Commitment (assuming for this purpose that each Unit were equivalent to $1 of commitment) (the "Adjusted Unit Amount"). The number of Units by which such Opt-Out Investor's Initial Unit Amount exceeds its Adjusted Unit Amount will be offered (the "Opt-Out Units Offer"), by written notice, for reissuance to each other Investor Member that is not an Opt-Out Investor based on each such Investor Member's pro rata ownership, determined immediately prior to such reissuance, of the aggregate amount of Units held by all the

     Investor Members offered such Units. If any such Investor Member subscribes for less than its full pro rata share of offered Units pursuant to the Opt-Out Units Offer, such unsubscribed portion shall be offered to the other Investor Members (that are not Opt-Out Investors) in a similar manner. Such Opt-Out Units Offer will be deemed rejected by an Investor Member if not accepted by written notice to the LLC within five business days of such Opt-Out Units Offer. The maximum commitment of each Investor Member who subscribes for such Units shall be increased by $1 times the number of Units so subscribed for. To the extent the Units so offered are not accepted by any of such other Investor Members, they will be deemed canceled and the Maximum Commitment will be reduced accordingly.

            (iv) Each of the Opt-Out Investors hereby unconditionally releases and waives, to the fullest extent permitted by applicable law, any and all rights it may have to approve, object to or make any claim (including for breach of fiduciary or other duty by any other Investor Member or any of its Affiliates, designated Directors, designated Representatives or any other Person) with respect to the amount, timing or terms of any further or future equity or debt financing of or by the LLC or the Corporation or the terms of any amendment to this Agreement, the LLC Agreement or the other agreements contemplated hereby and thereby consistent with such financing and related arrangements (regardless of whether such financing is senior or dilutive to the equity ownership of such Opt-Out Investor); provided that each Opt-Out Investor will be offered the opportunity to participate in any such future equity or debt financing of or by the LLC or the Corporation, that is dilutive to its equity ownership position, based on its pro rata ownership, determined after giving effect to Section 3.05(b)(iii) above, of the aggregate number of outstanding Units.

            (v) An Opt-Out Investor shall immediately cease to have any rights granted in Section 5.02(d)(i)(B) or 5.02(d)(i)(C) of the LLC Agreement.

           (vi)  An Opt-Out Investor will continue to hold the number of Class
     A Units corresponding to the aggregate dollar amount of its Opt-Out Commitment (which Units will not be subject to repurchase pursuant to Section 3.04 of the LLC Agreement by virtue of the Opt-Out Election, but will remain subject to Section 3.04 of the LLC Agreement in all other cases including a breach by such Opt-Out Investor of Section 3.05(b)(i) above) and, except as otherwise provided in this Section 3.05, will continue to have all its other rights and obligations under the Transaction Agreement, the LLC Agreement and the other agreements contemplated hereby and thereby, including, without limitation, its voting rights (after giving effect to Section 3.05(b)(iii) and 3.05(b)(v)), rights under Section 9.04, rights to distributions under Article 4 of the LLC Agreement and its registration rights under the Registration Rights Agreement.



                                   ARTICLE 4

                                   Covenants

     Section 4.1. Financial Statements and Other Information. The Corporation shall deliver (i) to each holder of Management Equity (so long as such holder does not "participate" (as such term is defined in the form executive purchase agreement attached hereto as Exhibit 3) in any business that may be or is competitive with any business conducted by the Corporation or any Subsidiary and has not committed a Vesting Termination Breach (also as defined in said Exhibit
3), the information set forth in Section 4.01(c) below, and (ii) to the LLC (so long as it holds any Common Stock), to each holder of Investor Equity or its Affiliates, and to any subsequent holder of at least 5% of the Investor Equity (so long as such holder or any of its Affiliates holds at least 5% of the Investor Equity) (the LLC, each holder of Investor Equity or Affiliate, and each other such holder, a "Qualified Holder") all the information described in this
Section 4.01:

       (a    as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year: (i) unaudited consolidating and consolidated statements of income and cash flows of the Corporation and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Corporation and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Corporation's annual budget and to the corresponding period in the preceding fiscal year, all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied (subject to the absence of footnote disclosures and to changes resulting from normal year-end adjustments for recurring accruals), and shall be certified by the Corporation's chief financial officer, and (ii) a status report prepared by the Corporation's chief financial officer, indicating whether the Corporation has met its budgeted financial goals (including, without limitation, those specified in any Approved Business Plan or Approved Budget and those delivered pursuant to Section 4.01(e) below), discussing in reasonable detail the reasons for any variation from such goals, and describing what actions the Corporation and its Subsidiaries have taken and propose to take in order to meet budgeted financial targets in the future;

       (b    within 45 days after the end of each quarterly accounting period in each fiscal year, an Officer's Certificate stating that neither the Corporation nor any of its Subsidiaries is in default in any material respect under any of its agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Corporation and its Subsidiaries have taken and propose to take with respect thereto;

       (c    within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Corporation and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Corporation and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Corporation's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (i) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of one of the "Big Five" independent accounting firms selected by the audit committee of the Corporation, (ii) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default specified in Section 4.01(b) in existence or that there was any other default by the Corporation or any Subsidiary in the fulfillment of or compliance with any of the material terms, covenants, provisions or conditions of any agreement to which the Corporation or any Subsidiary is a party or, if such accountants have reason to believe any such default by the Corporation or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (iii) a copy of such firm's annual management letter to the Board;

       (d    promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Corporation's operations or financial affairs given to the Corporation by its independent accountants (and not otherwise contained in other materials provided hereunder);

       (e    at least 30 days but not more than 90 days prior to the beginning of each fiscal year, the Proposed Budget and, promptly upon preparation thereof, any other significant budgets prepared by the Corporation and any revisions of such annual or other budgets, in each case for approval by the LLC pursuant to
Section 3.02;

       (f    promptly (but in any event within five business days) after the discovery or receipt of notice of (i) any material lawsuit or proceeding against the Corporation or any of its Subsidiaries or executive officers, (ii) any default in any material respect under any agreement to which the Corporation or any of its Subsidiaries or executive officers is a party, (iii) any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or (iv) any other material adverse change, event or circumstance affecting the Corporation or any Subsidiary or executive officer (including, without limitation, the filing of any litigation against the Corporation or any Subsidiary or executive officer or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Corporation and its Subsidiaries and executive officers have taken and propose to take with respect thereto;

       (g    within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Corporation sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Corporation, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Corporation to the public concerning material developments in the Corporation's and its Subsidiaries' businesses; and

       (h    with reasonable promptness, such other information and financial data concerning the Corporation and its Subsidiaries as any Qualified Holder may reasonably request.

       Each of the financial statements referred to in Section 4.01(a) and 4.01(c) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Corporation and its Subsidiaries taken as a whole).

     Notwithstanding the foregoing, the provisions of this Section 4.01 shall cease to be effective so long as the Corporation (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Qualified Holder all reports and other materials filed by the Corporation with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Common Stock remains outstanding, the Corporation shall continue to deliver to each Qualified Holder the information specified in Sections 4.01(b), 4.01(c)(ii) and (iii), 4.01(e), 4.01(f) and 4.01(h).

     Except as otherwise required by law or judicial order or decree or requested by any governmental agency or authority, or as specified in the immediately following proviso, each Person entitled to receive information regarding the Corporation and its Subsidiaries under Section 4.01 or 4.02 shall not disclose any such information to any third party (other than such Person's advisors or representatives who shall be instructed to abide by this confidentiality obligation and for whose breach hereof such Person shall be responsible); provided that such a Person may disclose such information (i) in connection with the proposed sale or transfer of any Investor Equity if such Person's proposed transferee agrees in writing to be bound by the confidentiality provisions hereof, (ii) if such Person is a partnership, limited liability company or corporation, to such Person's partners, members and shareholders, on a need to know basis only, so long as all such parties are apprised of the confidentiality provisions herein, or (iii) if such information is available to the public other than by reason of such Person's breach of this provision.

     Section 4.2. Inspection of Property. To the extent not otherwise prohibited by law or regulation, the Corporation shall permit any representatives designated by any Qualified Holder, upon reasonable notice and during normal business hours and at such other times as any such Qualified Holder may reasonably request to (i) visit and inspect any of the properties of the Corporation and its Subsidiaries, (ii) examine the corporate and financial records of the Corporation and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Corporation and its Subsidiaries. The presentation of an executed copy of this Agreement (or photocopy thereof) by any Qualified Holder or representative thereof to the Corporation's independent accountants shall constitute the Corporation's permission to its independent accountants to participate in discussions with such Persons notwithstanding the fact that such Qualified Holder is not a party hereto.

       Section 4.3. Affirmative Covenants. So long as any Investor Equity remains outstanding, the Corporation shall, and shall cause each Subsidiary (if any) to:

       (a    at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence;

       (b    at all times take all actions and cause to be done all things necessary to obtain, maintain, preserve, and renew all material licenses, authorizations, orders, permits, and other governmental approvals necessary to the conduct of its businesses as presently proposed to be conducted and as hereafter conducted;

       (c    maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

       (d    pay and discharge when payable all taxes, assessments and
governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and except to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

       (e    comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and except to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

       (f    comply in all material respects with all applicable laws, rules and regulations of the Federal Communications Commission and all other governmental authorities to which any of the Corporation and its Subsidiaries are subject including, without limitation, environmental laws;

       (g    apply for and continue in force with nationally reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business; and

       (h    maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

     Section 4.4. Compliance with Agreements. The Corporation shall perform and observe all of its obligations to each holder of Common Stock set forth in the Certificate of Incorporation, the Bylaws, and the Registration Rights Agreement.

     Section 4.5. Current Public Information. At all times after the Corporation has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Corporation shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (a) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Corporation shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

     Section 4.6. Intellectual Property Rights. The Corporation shall, and shall cause each Subsidiary to, possess and maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Corporation nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any intellectual property rights of other Persons.

     Section 4.7. Public Disclosures. The Corporation shall not, nor shall it permit any Subsidiary to, disclose the LLC's or any holder of Investor Equity's name or identity as an investor in the Corporation or the LLC in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Person, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Corporation shall give written notice to such Person describing in reasonable detail the proposed content of such disclosure and shall permit such Person to review and comment upon the form and substance of such disclosure.

     Section 4.8. Selection of Corporation's Financial Advisor, Underwriter etc. So long as MSCP holds more than 30% of the aggregate outstanding Investor Equity and Management Equity, MSCP will have the right to select the Corporation's financial adviser, if any, for all financial advisory assignments and to select the lead manager or lead arranger, if any, for all securities offerings, capital markets activities and financings of the Corporation. The terms of such engagement will be subject to Section 5.03(f) to the extent provided therein.



                                   ARTICLE 5

                                   Governance

     From and after the Initial Closing and until the provisions of this Article 5 cease to be effective:

     Section 5.1. Management of the Corporation Generally. Management of the Corporation shall vest in the Board, subject to the rights and powers of the LLC described in the next sentence. Notwithstanding anything else contained herein, the Corporation (i) shall take any lawful action mandated by a resolution adopted by the LLC and (ii) shall not take any action in violation of any resolution adopted by the LLC or in violation of Section 5.02. Subject to the preceding sentences, the day-to-day affairs of the Corporation shall be managed by the executive officers of the Corporation under the supervision of its chief executive officer. It is understood that Board meetings are to be conducted in a manner to encourage participation by all Directors.

     Section 5.2. Governance Rights of the LLC. The Corporation shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of the LLC:

       (a    directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities;

       (b    directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Corporation's or any Subsidiary's capital stock or other equity securities, except for repurchases of capital stock issued upon the exercise of stock options pursuant to the terms of any Permitted Stock Option Plan (as defined below), or repurchases of the Corporation's securities pursuant to the terms of the Executive Purchase Agreements;

       (c    except for (x) issuances of Common Stock at the Initial Closing as contemplated under this Agreement, or (y) issuances of options to acquire Common Stock pursuant to the terms of the Permitted Stock Option Plan or of Common Stock upon the exercise of such options, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exercisable or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), other than as may be expressly specified in any Approved Business Plan or Approved Budget, or any capital stock or other equity securities (or any securities convertible into or exercisable or exchangeable for any capital stock or other equity securities);

       (d    make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person, except for reasonable advances to employees or customers in the ordinary course of business, acquisitions permitted under Section 5.02(h), and Investments having a stated maturity no greater than one year from the date the Corporation makes such Investment in obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, certificates of deposit of commercial banks having combined capital and surplus of at least $500 million or commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

       (e    merge or consolidate with any Person or, except as permitted under
Section 5.02(h), permit any Subsidiary to merge or consolidate with any Person (other than a merger between Wholly-Owned Subsidiaries);

       (f sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, assets of the Corporation and its Subsidiaries having in the aggregate a value of more than $100,000 (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the LLC in its reasonable good faith judgment) in any transaction or series of related transactions, or sell, or license or permanently dispose of any of its or any Subsidiary's material Intellectual Property Rights;

       (g    liquidate, dissolve or effect a recapitalization or reorganization, or permit any Subsidiary to liquidate, dissolve or effect a recapitalization or reorganization, in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

       (h    acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture (in each case, other than as may be expressly specified in any Approved Business Plan or Approved Budget);

       (i    enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the provision of telecommunications services or such other business activities in each case as may be identified in any Approved Business Plan;

       (j    become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Corporation or another Subsidiary or restrict the Corporation's performance of its obligations under the provisions of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation or the Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on any Common Stock);

       (k    except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation or the Bylaws, or file any resolution of the Board or the LLC with the Delaware Secretary of State;

       (l    enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, benefit plan, commitment or arrangement with any of its or any Subsidiary's executive officers, directors or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except as otherwise expressly contemplated by this Agreement;

       (m    establish or acquire any Subsidiaries other than Wholly-Owned
Subsidiaries organized within the United States and its territorial possessions;

       (n create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness on a consolidated basis in an aggregate outstanding principal amount in excess of $250,000 at any time (other than Indebtedness expressly specified in any Approved Business Plan or Approved Budget then applicable);

       (o    create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted
Liens;

       (p    make any capital expenditures or permit any Subsidiary to make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $100,000 in the aggregate on a consolidated basis during any 12-month period (other than capital expenditures expressly specified in any Approved Business Plan or Approved Budget then applicable);

       (q enter into, or permit any Subsidiary to enter into, any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $100,000 on a consolidated basis for any 12-month period;

       (r    change its fiscal year or permit any Subsidiary to change its fiscal year;

       (s    change the authorized size or composition of the Board or the board of directors of any Subsidiary from that set forth in Article 5 hereof;

       (t    adopt any stock option plan or employee stock ownership plan, stock purchase or restricted stock or stock appreciation rights plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than pursuant to an option plan, the terms of which shall be approved by the LLC, under which employees of the Corporation and its Subsidiaries may be granted options to acquire up to 5% of the Corporation's Common Stock, determined immediately after giving effect to the transactions contemplated hereby on a fully diluted and as-if-converted basis (the "Permitted Stock Option Plan") or the issuance of options in certain circumstances upon a Public Offering pursuant to the terms of any Executive Purchase Agreement;

       (u    issue or sell any shares of the capital stock or other equity securities (including, without limitation, any warrants, options, and other rights to acquire such capital stock or other equity securities) of any Subsidiary to any Person other than the Corporation or a Wholly-Owned Subsidiary;

       (v    terminate the employment of, hire, or enter into, amend or modify any employment agreement or arrangement with, any key employee of the Corporation or any of its Subsidiaries who would serve as, or would report directly to, the Corporation's chief executive officer;

       (w    enter into any voting trust, voting or stockholder agreement with respect to any of its or its Subsidiaries' securities or register any securities pursuant to the Securities Act or the Securities Exchange Act, or grant, or permit any of its Subsidiaries to grant, any registration rights (including, without limitation, any demand or piggyback registration rights) with respect to any of its capital stock, in each case other than pursuant to this Agreement and the Registration Rights Agreement as in effect on the date hereof;

       (x    amend, waive, or otherwise modify any Approved Business Plan or
Approved Budget;

       (y    use the proceeds from the sale of the Common Stock hereunder other than for working capital and budgeted general corporate purposes reflected in any Approved Business Plan or Approved Budget or for such other purposes as are contemplated by any Approved Business Plan or Approved Budget;

       (z    select or  retain (except in compliance with Section 4.08), or enter into, amend, terminate, or modify any retention arrangement with any underwriter, manager, or financial advisor to advise the Corporation and its Subsidiaries with respect to any proposed Sale of the Corporation or to underwrite, or advise the Corporation with respect to, a Public Offering or any acquisitions or financing transactions;

       (aa    change any of the accounting principles or practices utilized by the Corporation or its Subsidiaries, or select, retain, or amend, terminate, or modify any retention arrangement with any accounting firm engaged to audit the Corporation's or its Subsidiaries' financial statements;

       (bb    amend, waive, or otherwise modify any agreement entered into by the Corporation on the date hereof;

       (cc    make or change any tax election, change any annual tax accounting periods, adopt or change any method of tax accounting or make any change in the Corporation's independent accounting firm; or

       (dd    agree or commit to any of the foregoing.

       Section 5.3. Corporate Board Composition and Vacancies. The LLC shall vote all shares of Common Stock owned by it and the LLC and each Unitholder shall take all other necessary or desirable action within such holder's control (whether in such holder's capacity as a stockholder, director, member of a Board committee or officer of the Corporation, Unitholder or member of the LLC or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of establishing a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary or desirable actions within its control (including, without limitation, if necessary, calling special Board and stockholder meetings), so that:

       (a    The authorized number of directors on the Board shall initially be established and remain at seven directors. The size of the Board may be changed at any time by approval of the LLC's Board of Representatives as constituted immediately prior to such time.

       (b    The Investor Members and the Management Members shall have the right to designate the following individuals to be elected to the Board (and the Board shall be comprised of such designees):

            (i    the holders of a majority of the MSCP Equity held by MSCP and its Affiliates may designate (x) a majority of the representatives so long as MSCP and its Affiliates hold at least a majority of the aggregate outstanding Class A Units and Class B Units (the "Outstanding Voting Units"); (y) a number of representatives equal to the total number of representatives not then designated by MSCP and its Affiliates so long as MSCP and its Affiliates hold less than a majority but at least 20% of the Outstanding Voting Units; and (z) one representative so long as MSCP and its Affiliates hold less than 20% but at least 5% of the Outstanding Voting Units;

            (ii    the holders of a majority of the Fleet Equity held by Fleet and its Affiliates may designate one representative so long as Fleet and its Affiliates hold at least 5% of the Outstanding Voting Units;

            (iii    the holders of a majority of the Waller-Sutton Equity held by Waller-Sutton and its Affiliates may designate one representative so long as Waller-Sutton and its Affiliates hold at least 5% of the Outstanding Voting Units; and

            (iv    the holders of a majority of the Management Equity may
     designate one member of the Corporation's management, who shall be the Corporation's chief executive officer (such member when elected, the "Management Director").

     (c    The required quorum for Board action shall be the presence at a
Board meeting of at least five directors, at least one of whom is a Director designated by Fleet or Waller-Sutton.

     (d) The composition of the board of directors of each of the Corporation's Subsidiaries (a "Sub Board") shall be the same as that of the Board.

     (e) The Board shall create and maintain an executive committee (the "Executive Committee") consisting of the following members: (i) one Director designated by the holders of a majority of MSCP Equity held by MSCP and its Affiliates, (ii) the Corporation's chief executive officer, (iii) the Director designated by Fleet pursuant to 5.03(b)(ii), and (iv) the Director designated by Waller-Sutton pursuant to 5.03(b)(iii); provided that an Investor Member will lose its right to have its designee on the Executive Committee as soon as it is not entitled to any designee on the Board. The Executive Committee shall (x) act as a liaison between the Board, on the one hand, and executive management, on the other hand, and (y) exercise such powers as shall be delegated to it from time to time by the Board. Each member of the Executive Committee shall have one vote.

     (f) The Board shall create and maintain a committee (the "Pricing Committee") consisting of the following members: (i) one Director designated by the holders of a majority of MSCP Equity held by MSCP and its Affiliates, (ii) the Corporation's chief executive officer, (iii) the Director designated by Fleet pursuant to 5.03(b)(ii), and (iv) the Director designated by Waller-Sutton pursuant to 5.03(b)(iii); provided that an Investor Member will lose its right to have its designee on the Pricing Committee as soon as it is not entitled to any designee on the Board. The Pricing Committee (A) shall negotiate the pricing and other terms applicable to the engagement of an Affiliate of MSCP as a financial advisor to the Corporation or the LLC or as lead manager or lead arranger for any underwritten offering or capital markets activities (x) for the account of the Corporation or (y) in which MSCP does not participate, which terms will be customary for a transaction of that nature, (B) will have the authority in all such cases to select and engage one or more co-managers or co-arrangers for any such underwritten offering or capital markets activities and may negotiate the terms of such engagement and (C) shall exercise such others powers as shall be delegated to it from time to time by the Board. Notwithstanding the foregoing, MSCP's designee shall abstain from voting on matters referred to in clause (A) of the previous sentence (but will be entitled to participate in discussions and deliberations, and will be consulted in good faith, thereon). Each member of the Pricing Committee shall have one vote.

       (g) Committees of the Board or a Sub Board (other than the Executive Committee and the Pricing Committee) shall be created only upon the approval of a majority of the members of the entire Board or the applicable entire Sub Board, in each case assuming there were no vacancies and provided that action is taken at a meeting at which a quorum exists, and the composition of each such committee (if any) shall be proportionately equivalent to that of the Board to the extent practicable. It is understood and agreed, however, that no Director who is an officer of the Corporation may serve on the audit committee or any compensation committee or other similar committee established by the Board.
       (h) Any director will be removed from the Board or a Sub Board, (i) with or without cause, at the written request of the holder or holders entitled to designate such person to be a director or (ii) with cause, at the written request of any Investor Member, and, subject to Section 141(k) of the Delaware General Corporation Law, under no other circumstances; provided that if any Director who is an officer of the Corporation ceases to be an employee of the Corporation and its Subsidiaries for any reason, he shall be removed as a member of the Board and each Sub Board promptly after his employment ceases.

       (i) In the event any director ceases to serve as a member of the Board or a Sub Board during his or her term of office, whether pursuant to paragraph 5.03(h) above or otherwise, or for any other reason there are at any time fewer representatives serving on the Board than are entitled to be designated by an Investor Member or the Management Members, as the case may be, the resulting vacancy on the Board or the Sub Board may be filled at any time (i) by a representative (or in the case of a vacant Management Directorship, a member of the Corporation's management) designated by the holder or holders entitled to designate such vacant Board seats or (ii) if no holder is entitled to designate a representative to fill such vacancy at such time, then by the LLC's Board of Representatives as constituted immediately prior to such time.

       (j) If any of MSCP, Fleet, or Waller-Sutton become ineligible, by virtue of the terms of Section 5.03(b)(i), 5.03(b)(ii) or 5.03(b)(iii), respectively (including by operation of Section 5.03(k)), to designate a representative to fill a directorship pursuant to such Section, all rights and entitlements hereunder to designate persons to fill such directorship shall thereafter be exercised by the holders of a majority of the Investor Equity held by the Investor Members and their respective Affiliates.

       (k) In accordance with Section 9.02(b) hereof, if upon any Capital Call Notice (as defined in the LLC Agreement), any holder or Class A Units or Class B Units refuses or otherwise fails to make the capital contributions required by such Capital Call Notice under the LLC Agreement with respect to the Class A Units and Class B Units held by such Unitholder, then all securities held by such Unitholder shall, for purposes of this Section 5.03, thereupon immediately cease to constitute any of MSCP Equity, Fleet Equity, Waller-Sutton Equity, Investor Equity, or Management Equity.

     Section 5.4. Director Expenses; Directors' and Officers' Insurance; Indemnity and Exculpation. The Corporation shall pay all of the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. So long as any director designated under this Agreement serves on the Board and for five years thereafter, the Corporation shall maintain directors and officers indemnity insurance coverage satisfactory to the Board at the time such insurance is first obtained and not thereafter reduced in amount or coverage, and the Corporation's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

     Section 5.5. Termination. The rights and requirements under Sections 5.01 through 5.03 shall terminate upon the earlier to occur of (i) consummation of the initial Public Offering approved under Section 5.02 of the LLC Agreement and
(ii) the closing of a Sale of the Corporation. The provisions of Section 5.04 shall survive the termination of the other provisions of this Article 5.

     Section 5.6.  Voting Rights.  Any Common Stock distributed in respect of
(i) any Class C Unit or Class D Unit or (ii) any Management Equity owned beneficially by any Person who has been terminated with Cause (as defined in the relevant Executive Purchase Agreement) or who has committed a Vesting Termination Breach (as defined in the relevant Executive Purchase Agreement) shall in each case not have any voting rights whatsoever except for purposes of
Section 9.04 hereof or of Section 14.02 of the LLC Agreement.



                                   ARTICLE 6

                    Restrictions on Transfers of Securities

       Section 6.1. General Securities Laws Restrictions. (a) In addition to the other restrictions on Transfer set forth in this Article 6, in the Executive Purchase Agreements, the LLC Agreement and the Registration Rights Agreement, Restricted Securities may not be Transferred except pursuant to (i) a public offering registered under the Securities Act that has been approved by the LLC (prior to its dissolution) and that complies with the Registration Rights Agreement, (ii) subject to Section 6.01(b) below, Rule 144 if such rule is available, or (iii) subject to Section 6.01(b) below, any other legally available means of transfer.

       (b) Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 6.01(a)(i) above), the holder thereof shall deliver written notice to the Corporation describing in reasonable detail the transfer or proposed transfer, together with an opinion of Davis Polk & Wardwell or other counsel which (to the Corporation's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Corporation an opinion of Davis Polk & Wardwell or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Corporation shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in
Section 9.03 below. If the Corporation is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Corporation in writing its agreement to be bound by the conditions contained in Section 9.03.

       (c) Legend Removal Upon Availability of Rule 144(k). If any Restricted Securities become eligible for sale pursuant to Rule 144(k) and pursuant to this Agreement, the Corporation shall, upon the request of the holder of such Restricted Securities and delivery of the opinion described in Section 6.01(b), promptly remove the legend set forth in Section 9.03 from the certificates for such Restricted Securities.

     Section 6.2. Restrictions on Transfer of Management Equity. In addition to the provisions of this Article 6, each holder of Management Equity shall be subject to the restrictions on Transfer of such Management Equity set forth in such holder's Executive Purchase Agreement, the LLC Agreement and the Registration Rights Agreement.

     Section 6.3. Transfer of Investor Equity. (a) Investor Equity will not be subject to Transfer restrictions or obligations except as follows:

            (i)  any Transfer of Investor Equity must be made in compliance with
     Section 6.01;

            (ii) any Transfer of Investor Equity in or after a Public Offering will be subject to the provisions of the Registration Rights Agreement;

            (iii) holders of Investor Equity will be subject to the "drag along" restrictions and obligations contained in Section 6.06;

            (iv) any Transfer of Investor Equity to a third party in a Private Tag Transaction (as defined below) must (x) be effected in compliance with
     Section 6.05 and (y) prior to dissolution of the LLC, be approved by the LLC;

            (v) no Distribution-In-Kind may be made prior to the dissolution of the LLC except (x) with the approval of the LLC or (y) in connection with the winding up and dissolution of any Investor Member that is a partnership or an investment fund; and

            (vi) unless after giving effect to the applicable Transfer the Investor Equity ceases to be such in accordance with its definition, the applicable transferee or transferees of the Investor Equity must, as a condition to the valid Transfer thereof, execute and deliver to the Corporation an instrument (acceptable to the LLC prior to its dissolution, and thereafter, to the Corporation) agreeing to be bound by the provisions of this Article 6 and such provisions of this Agreement, the LLC Agreement and the other agreements contemplated hereby and thereby as shall be reasonably required by the LLC (or by the Corporation after the LLC's dissolution); provided that, in the case of an Exempt Transferee holding Investor Equity, such agreement to be bound shall be only as to the Registration Rights Agreement and as to Sections 6.03(a)(i) and 6.03(a)(ii) hereof and such Exempt Transferee shall not be subject to
     Section 6.03(a)(iii), 6.03(a)(iv) or 6.03(a)(v) hereof or to any of the other provisions of this Agreement or the LLC Agreement.

     (b) Each certificate evidencing Investor Equity and each certificate issued in exchange for or upon the transfer of any Investor Equity (if such securities remain Investor Equity after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A TRANSACTION AGREEMENT DATED AS OF JULY 8, 1998, AMONG THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND CERTAIN OF THE ISSUER'S SECURITYHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH TRANSACTION AGREEMENT SHALL BE FURNISHED PROMPTLY WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Investor Equity in accordance with the definition of such term herein.

     Section 6.4. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Investor Equity or Management Equity in violation of this Article 6 shall be void, and none of the LLC, the Corporation, or any Subsidiary shall record such purported Transfer on its books or treat any purported transferee as the owner of such Investor Equity or Management Equity.

     Section 6.5. Right to Participate in Certain Sales. (a) If any holder of Investor Equity (such holder a "Selling Person") proposes to Transfer any Investor Equity in a Private Tag Transaction pursuant to an offer made by a third party (each a "Tag-Along Sale"), the Selling Person must provide each other holder of Investor Equity (each such other holder, a "Tagging Person") with written notice of the terms and conditions of such proposed Transfer (the "Tag-Along Notice"). If the Selling Person proposes to make a Transfer in a Private Tag Transaction that, if consummated on the terms set forth in the Tag-Along Notice, would constitute a Sale of the Corporation, (i) the Selling Person must also provide each holder of Management Equity with a Tag-Along Notice and (ii) each holder of Management Equity shall also be a Tagging Person.

       (b) The Tag-Along Notice must identify the number and type of securities subject to the offer (the "Tag-Along Offer"), the name and address of the proposed third party purchaser, the name and address of any party holding 25% or more of the ownership interests in such third party purchaser, the proposed consideration per unit or share, and all other material terms and conditions of the Tag-Along Offer. Any Transfer by a Selling Person of Investor Equity that occurs within six months of any other Transfer by such Selling Person of the same securities shall be conclusively deemed to be related to such previous Transfer.

       (c) Each Tagging Person shall have the right (a "Tag-Along Right"), at its option, exercisable by written notice given to the Selling Person within 20 days after receipt of the Tag-Along Notice (the "Tag-Along Notice Period"), to request the Selling Person to include in the proposed Transfer any amount of then held by such Tagging Person; provided that if the aggregate amount of Equity (as defined below) proposed to be Transferred by the Selling Person and all Tagging Persons in such transaction exceeds the maximum amount that can be Transferred on the terms and conditions set forth in the Tag-Along Notice, then such maximum amount of Equity shall be allocated among the Selling Person and the Tagging Persons based on their respective pro rata portion of the aggregate amount of Equity held by the Selling Person and the Tagging Persons at such time. "Equity" means (i) Investor Equity or (ii) in the case of the application of the last sentence of Section 6.05(a), the total of Investor Equity and Management Equity.

       (d) Any Tagging Person that exercises its Tag-Along Rights hereunder must deliver to the Selling Person the certificate or certificates (if any) representing the Equity of such Tagging Person to be included in the Transfer, together with a limited power-of-attorney authorizing the Selling Person to Transfer such Equity on the terms set forth in the Tag-Along Notice. Delivery by a Tagging Person of such certificate or certificates (if any) and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Person. If, at the end of a 60-day period after such delivery, the Selling Person has not completed the Transfer of all such Equity of the Selling Person and all of the Tagging Persons on substantially the same terms and conditions as set forth in the Tag-Along Notice (for purposes of which a change of up to 5% in price per share or unit, up or down, from that shown in the Tag-Along Notice will be deemed substantially the same), the Selling Person shall promptly return to each Tagging Person the certificate or certificates (if any) and limited power-of-attorney (and all copies thereof) delivered by such Tagging Person for Transfer pursuant to this Section 6.05.

       (e) Promptly after the consummation of the Tag-Along Sale, the Selling Person shall give written notice thereof to the Tagging Persons, shall promptly remit (by bank or certified check) to each Tagging Person who has surrendered its certificate or certificates (if any) or otherwise participated in such Tag-Along Sale the consideration for the Equity Transferred by such Tagging Persons in such Tag-Along Sale, and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

       (f) If at the termination of the Tag-Along Notice Period any Tagging Person shall not have elected to participate in the Tag-Along Sale, such Tagging Person will be deemed to have waived its rights under this Section to Transfer any Equity pursuant to such Tag-Along Sale.

       (g) The rights and obligations of the Selling Person and the Tagging Persons under this Section 6.05 shall be subject to the following conditions:

            (i) upon the consummation of any Tag-Along Sale, each of the Selling Person and the Tagging Persons participating therein will receive the same form and amount of consideration per unit or share, as the case may be, or if the Selling Person or any Tagging Person is given an option as to the form and amount of consideration to be received, the Selling Person and all Tagging Persons participating therein will be given the same option;
           (ii) no Selling Person nor Tagging Person shall be obligated to pay more than its pro rata share (based on the aggregate consideration to be received in respect of its Equity in the Tag-Along Sale) of costs, fees and expenses incurred in connection with the Tag-Along Sale to the extent such costs, fees and expenses are incurred for the benefit of all such Tagging Persons and the Selling Person and are not otherwise paid by the Corporation or the acquiring party;

          (iii) if the Selling Person and the Tagging Persons are required to provide any representations or indemnities in connection with such Tag-Along Sale (other than representations and indemnities concerning the

     Selling Person's and each Tagging Persons' title to the Equity and authority, power and right to enter into and consummate the transfer without contravention of any law or agreement), then liability for misrepresentation or indemnity shall be expressly stated to be several but not joint and the Selling Person and each Tagging Person shall not be liable for more than its pro rata share (based on the aggregate consideration to be received in respect of its Equity in the Tag-Along
     Sale) of any liability for misrepresentation or indemnity; and

            (iv) in the case of any Tag-Along Sale, the Selling Person will use commercially reasonable efforts to limit the liability of any Tagging Person for misrepresentation or indemnity to its pro rata share (based on the aggregate consideration to be received in respect of its Equity in the Tag-Along Sale) of the aggregate purchase price.

     (h) This Section 6.05 will terminate when (i) the Public Offering authorized by Section 5.02 of the LLC Agreement has been consummated and (ii) the holders of Investor Equity and Management Equity immediately prior to the initial Public Offering cease to hold in the aggregate at least 30% of the aggregate Common Stock (on a fully diluted basis).

     Section 6.6. All Holders Required to Participate in Certain Sales. (a) In connection with any Sale of the Corporation (other than through a Public Offering) approved by the LLC (a "Drag-Along Sale"), each holder of Investor Equity and Management Equity (each a "Securityholder") shall vote for, consent to and raise no objections against such Drag-Along Sale. The LLC, the Board, each Director, Representative and each Securityholder shall take all reasonable, necessary or desirable actions in connection with the consummation of such Drag-Along Sale as requested by the LLC. Such actions shall include, in a stock transaction, (i) the transfer of all Investor Equity or Management Equity held by each Securityholder (or, if less than all such equity is being acquired by the acquiror, then a pro rata share of each Securityholder's equity based on the aggregate Investor Equity and Management Equity held by each Securityholder after taking into account clause (ii) below) and (ii) subject to and at the closing of the Drag-Along Sale, the exercise of all (or an appropriate pro rata share) of the options awarded by the Corporation to any officer of the Corporation and the sale of all (or an appropriate pro rata share) of the Management Equity received upon such exercise, in each case for the consideration per unit or share and otherwise on the same terms and conditions as approved by the LLC; provided that any Securityholder who holds options with an exercise price per unit or share that is greater than the price per unit or share at which the Management Equity is to be sold in the Drag-Along Sale may, if required by the Corporation to exercise such options, in lieu of such exercise, agree to the irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto.

       (b) The LLC must provide written notice of any Drag-Along Sale to each Securityholder (a "Drag-Along Notice") not later than the 20th day prior to the proposed Drag-Along Sale. The Drag-Along Notice must identify (i) the name and the address of the transferee (the "Transferee") and of any party holding 25% or more of the ownership interests in the Transferee, (ii) the actions the LLC requests be taken by the recipient, (iii) in the case of a stock sale, the number and type of securities subject to the Drag-Along Sale and the proposed consideration per unit or share and (iv) all other material terms and conditions of the Drag-Along Sale. Each such Securityholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice and, in the case of a stock sale, to tender all (or such pro rata share) of its Investor Equity or Management Equity as set forth below.

       (c) Within 10 days following the date of the Drag-Along Notice (the "Drag-Along Notice Period"), each Securityholder must deliver to a representative of the Corporation designated in the Drag-Along Notice (i) a certificate verifying that such Securityholder has taken all requested actions in the Drag-Along Notice, (ii) in the case of a stock sale, the certificate or certificates, if any, representing all (or such pro rata share) Investor Equity or Management Equity held by such Securityholder, duly endorsed (or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Investor Equity or Management Equity pursuant to this Section 6.06(c) at the closing of such Drag-Along Sale against delivery to such Securityholder of the consideration per unit or share therefor) and (iii) all other documents required to be executed in connection with such Drag-Along Sale. If any such Securityholder fails to deliver any certificate referred to in clause (ii) above to the Corporation, the LLC and the Corporation shall (subject to reversal under Section 6.06(d) below) cause their books and records to show that such Investor Equity or Management Equity is bound by the provisions of this Section 6.06 and that such Investor Equity or Management Equity shall be transferred to the acquiring party immediately upon surrender for transfer by the Securityholder thereof.

       (d) If, within 120 days after the date on which the Corporation gives the Drag-Along Notice to the Securityholders, the Drag-Along Sale has not been completed on substantially the same terms and conditions set forth in the Drag-Along Notice, the Securityholders shall no longer be obligated to sell their Investor Equity or Management Equity pursuant to such Drag-Along Notice and the LLC and the Corporation shall promptly return to each Securityholder all (i) certificates representing Investor Equity and Management Equity that such

Securityholder delivered for transfer pursuant hereto and (ii) any documents in the possession of the LLC or the Corporation executed by the Securityholder in connection with such proposed transfer, and all of the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to such Investor Equity or Management Equity shall remain in effect.

       (e) Promptly after the consummation of the Drag-Along Sale, the Corporation shall give written notice thereof to each Securityholder, shall remit to each such Securityholder who has complied with Section 6.06(c), its pro rata share of the aggregate consideration received in such Drag-Along Sale, and shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Securityholders.

       (f)  The rights and obligations of the Securityholders under this Section
6.06 shall be subject to the following conditions:

            (i) upon the consummation of any Drag-Along Sale, all of the Securityholders participating therein will receive the same form and amount of consideration per unit or share, as the case may be, or if any Securityholder is given an option as to the form and amount of consideration to be received, all Securityholders participating therein will be given the same option;

           (ii) no Securityholder shall be obligated to pay more than its pro rata share (based on the aggregate consideration to be received in respect of its Investor Equity or Management Equity in the Drag-Along Sale) of the costs, fees and expenses incurred in connection with the Drag-Along Sale to the extent such costs, fees and expenses are incurred for the benefit of all such Securityholders and are not otherwise paid by the Corporation or the acquiring party;

          (iii) if the Securityholders are required to provide any representations or indemnities in connection with such Drag-Along Sale (other than representations and indemnities concerning each Securityholder's title to the Investor Equity or Management Equity and authority, power and right to enter into and consummate the transfer without contravention of any law or agreement), then liability for misrepresentation or indemnity shall be expressly stated to be several but not joint and each Securityholder shall not be liable for more than its pro rata share (based on the aggregate consideration to be received in respect of its Investor Equity or Management Equity in the Drag-Along Sale) of any liability for misrepresentation or indemnity; and

            (iv) in the case of any Drag-Along Sale, the Corporation will use commercially reasonable efforts to limit the liability of any Securityholder for misrepresentation or indemnity to its pro rata share (based on the aggregate consideration to be received in respect of its Investor Equity or Management Equity in the Drag-Along Sale) of the aggregate purchase price.

     (g) The rights and obligations of the LLC in this Section 6.06 shall, after dissolution of the LLC, be binding on and inure to the benefit of the Corporation, and references to the LLC or the LLC's Board of Representatives shall thereafter mean the Board.

     (h) This Section 6.06 will terminate when (i) the Public Offering authorized by Section 5.02 of the LLC Agreement has been consummated and (ii) the holders of Investor Equity and Management Equity immediately prior to the initial Public Offering cease to hold in the aggregate at least 30% of the aggregate Common Stock (on a fully diluted basis).



                                   ARTICLE 7

               Representations and Warranties of the Corporation

     As a material inducement to the LLC to enter into this Agreement and purchase the Common Stock hereunder, the Corporation hereby represents and warrants that:

     Section 7.1. Organization, Corporate Power and Licenses. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Corporation possesses all requisite corporate power and authority and, except as set forth in the "Licenses Schedule" attached hereto, all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Corporation's charter documents and Bylaws which have been furnished to the LLC's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

       Section 7.2. Capital Stock and Related Matters. (a) As of the Initial Closing and immediately thereafter, the authorized capital stock of the Corporation shall consist of (i) 63,000 shares of Common Stock, of which 60,000 shares shall be issued and outstanding and 3,000 shares shall be reserved for issuance upon exercise of options issued pursuant to the Permitted Stock Option Plan. Except as set forth on the attached "Capitalization Schedule," as of the Initial Closing, the Corporation shall not have outstanding any stock or securities, nor any options, warrants or other rights to acquire capital stock or securities of the Corporation. As of the Initial Closing, all of the outstanding shares of the Corporation's capital stock listed on the Capitalization Schedule shall be validly issued, fully paid and nonassessable.

       (b) The Corporation has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Corporation's knowledge, there are no agreements between the Corporation's stockholders with respect to the voting or transfer of the Corporation's capital stock or with respect to any other aspect of the Corporation's affairs, except for this Agreement and the agreements contemplated hereby.

       Section 7.3. Authorization; No Breach. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Executive Purchase Agreements, and all other agreements contemplated hereby to which the Corporation is a party, the filing of the Corporation's amended and restated Certificate of Incorporation referred to in Section 2.02 above, and the adoption of the Corporation's Bylaws referred to in Section 2.03 above have been duly authorized by the Corporation. Each of this Agreement, the Registration Rights Agreement, the Executive Purchase Agreements and each other agreement contemplated hereby to which the Corporation is a party constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. The execution and delivery by the Corporation of this Agreement, the Registration Rights Agreement, the Executive Purchase Agreements and all other agreements contemplated hereby to which the Corporation is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a default under or breach of, (ii) result in the creation of any Lien upon the Corporation's or any Subsidiary's capital stock or assets pursuant to, (iii) give any third party the right to modify, terminate or accelerate any obligation under, or (iv) require any authorization, consent, approval, exemption or other action by or notice to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificate of Incorporation or Bylaws of the Corporation, or any law, statute, rule or regulation to which the Corporation or any Subsidiary or any executive officer of the Corporation is subject, or any agreement, instrument, order, judgment or decree to which the Corporation or any Subsidiary or any executive officer of the Corporation is subject.

     Section 7.4. Conduct of Business; Absence of Liabilities. Prior to the Initial Closing, except as set forth on the attached "Liabilities Schedule," and except for the Corporation's obligations to pay expenses under Section 9.01 hereof, the Corporation has not conducted any business, activities or operations, and the Corporation does not have any expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Corporation and whether due or to become due and regardless of when asserted).

     Section 7.5. No Subsidiaries. The Corporation does not own or hold, and has never owned or held, any shares of stock or any other securities or interests in or any rights to acquire any shares of stock or any other security or interest in any other Person.

     Section 7.6. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation. The Corporation shall pay, and hold the LLC and its Unitholders harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     Section 7.7. Government Consent, Etc. Except as set forth on the attached "Consents Schedule," no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Corporation of this Agreement, the Registration Rights Agreement, the Executive Purchase Agreements or the other agreements contemplated hereby or thereby, the consummation by the Corporation of any of the transactions contemplated hereby or thereby, or the conduct or operation of the business of the Corporation and its Subsidiaries.

     Section 7.8. Compliance with Laws. Neither the Corporation nor any Subsidiary has violated any law or any governmental regulation or requirement in any material respect.

     Section 7.9. Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other written items supplied to the LLC or any holder of Investor Equity by or on behalf of the Corporation with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Corporation has not disclosed to the LLC and the holders of Investor Equity in writing and of which any of its officers, directors or executive employees is aware and which would reasonably be expected to have a Material Adverse Effect.

     Section 7.10. Litigation. There is no claim, suit, litigation, investigation, arbitration or other proceeding (whether by a private party or governmental agency) pending or threatened against the Corporation or any of its executive officers.

     Section 7.11. Executive Officers. Each of the executive officers of the Corporation that holds Management Equity is ready, willing and able to commence and continue employment with the Corporation in the office to which such individual was appointed by the Board and such employment and activities (including recruiting activities) on behalf of the Corporation do not and will not breach any noncompete, nonsolicitation or other contractual restriction or arrangement to which such executive officer is subject.

     Section 7.12. Taxes. Each of the Corporation and its Subsidiaries have duly filed all federal, state and other tax returns required by law to be filed by it and have paid all federal, state and other taxes, assessments and other governmental charges or levies which are due and payable by the Corporation or any of its Subsidiaries except any such taxes, assessments or other governmental charges or levies (i) the payment of which is being contested in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the Corporation or its Subsidiaries, as applicable, and (iii) as to which no lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced.

                                   ARTICLE 8

                                  Definitions

     Section 8.1. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "Board" means the board of directors of the Corporation.

     "Class A Units" has the meaning ascribed to such term in the LLC Agreement.

     "Class B Units" has the meaning ascribed to such term in the LLC Agreement.

     "Class C Units" has the meaning ascribed to such term in the LLC Agreement.

     "Class D Units" has the meaning ascribed to such term in the LLC Agreement.

     "Director" means any individual who has been elected to the Board.

     "Distribution-In-Kind" means a Transfer (including a distribution-in-kind) of Investor Equity, pro rata to partners of or investors in any Investor Member that is a partnership or investment fund.

     "Executive Manager" means each of (i) initially, Mae Squier-Dow, Kevin Dickens and Phillip Yawman, (ii) the officer of the Corporation who is appointed after the date hereof as the chief financial officer at the recommendation of the Founder and with the prior written approval of the LLC's Board of Representatives and (iii) any other officer of the Corporation who is at any time designated by the LLC's Board of Representatives to be an Executive Manager and who executes an Executive Purchase Agreement, this Agreement, the LLC Agreement and the Registration Rights Agreement.

     "Executive Purchase Agreement" shall mean (i) the applicable separate executive purchase agreement substantially similar to that set forth in Exhibits 3 and 4 attached hereto entered into on or after the date hereof by and among the LLC, the Corporation and any of Founder, Squier-Dow, Dickens and Yawman (or any newly hired member of the Corporation's management that becomes a holder of Management Equity and executes a counterpart hereof and of the LLC Agreement and the Registration Rights Agreement) and (ii) the applicable separate executive purchase agreement substantially similar to that set forth in Exhibit 5 attached hereto entered into after the date hereof by the LLC and the Corporation with each newly hired member of the Corporation's management (other than Founder, Squier-Dow, Dickens or Yawman) that becomes a holder of Management Equity and executes a counterpart hereof and of the LLC Agreement and the Registration Rights Agreement.

     "Exempt Transferee" means a purchaser or transferee of Investor Equity (i) in a Public Offering, (ii) in a sale pursuant to Rule 144 effected after the initial Public Offering and not in a block trade nor in reliance on Rule 144(k),
(iii) pursuant to a Distribution-In-Kind permitted under Section 6.03(a)(v) (but a transferee pursuant to 6.03(a)(v)(y) will not be an Exempt Transferee), (iv) in a Drag-Along Sale pursuant to Section 6.06 or (v) in a Private Tag Transaction once Sections 6.05 and 6.06 cease to be effective.

     "Fleet" means, collectively, Chisholm Partners III, L.P., Kennedy Plaza Partners, Fleet Venture Resources, Inc. and Fleet Equity Partners VI, L.P.

     "Fleet Equity" means (i) the Class A Units initially issued to Fleet pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution of the LLC, the Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting Fleet Equity, such securities shall cease to be Fleet Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public after a Public Offering through a broker, dealer or market maker pursuant to Rule 144 in compliance with Article 6 in a transaction that is neither a block trade nor in reliance on Rule 144(k) or
(c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Corporation or any Subsidiary.

     "Founder" means Steve Dubnik so long as he is actively employed as the Chief Executive Officer of the Corporation. It is understood that as soon as Steve Dubnik ceases to be actively employed as the chief executive officer of the

Corporation for any reason, his rights as Founder will terminate as provided in
Section 5.02(e) of the LLC Agreement.

     "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     "Investor Equity" means (i) the Class A Units issued pursuant to the Investor Purchase Agreement or Transferred in compliance with Article 6 prior to dissolution of the LLC (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution of the LLC, the Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). For purposes of this Agreement and the Registration Rights Agreement, all holdings of Class A Units and Common Stock by Persons who are Affiliates shall be aggregated for purposes of meeting any threshold tests under this Agreement or the Registration Rights Agreement. As to any particular securities constituting Investor Equity, such securities shall cease to be Investor Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public after a Public Offering through a broker, dealer or market maker pursuant to Rule 144 in compliance with
Article 6 in a transaction that is neither a block trade nor in reliance on Rule 144(k) or (c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Corporation or any Subsidiary.

     "Investor Members" means (i) MSCP, Fleet, Waller-Sutton and Royce J. Holland, each of which shall, on the date hereof, be admitted as Members pursuant to Section 3.01(b) of the LLC Agreement and (ii) any transferee of Investor Equity prior to dissolution of the LLC in compliance with Article 6 of the Transaction Agreement that is admitted to the LLC as a Substituted Member (as defined in the LLC Agreement) pursuant to Section 10.01 of the LLC Agreement but only so long as such person is shown on the LLC's books and records as the owner of one or more Units.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Corporation, any of its Subsidiaries or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Corporation or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

     "Management Equity" means (i) the Class B Units issued pursuant to any Executive Purchase Agreement (but not including any Class C Units or Class D Units issued by the LLC in exchange for such Class B Units), (ii) upon and after the dissolution of the LLC, the Common Stock distributed in respect of the Class B Units referred to in clause (i) above pursuant to such dissolution, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class C Units or Class D Units issued in exchange for any of the foregoing securities). As to any particular securities constituting Management Equity, such securities shall cease to be Management Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or (c) repurchased by the LLC (including in exchange for Class C Units or Class D Units of the LLC), the Corporation or any Subsidiary.

     "Management Members" means the Founder, Squier-Dow, Dickens, and Yawman who are admitted as Members pursuant to Section 3.01(c) of the LLC Agreement and any other officer of the Corporation that enters into an Executive Purchase Agreement on or after the date hereof pursuant to Section 3.02(c) of the LLC Agreement and is admitted as a Substituted Member (as defined in the LLC Agreement) pursuant to Section 10.01 of the LLC Agreement or as an Additional Member pursuant to Section 10.02 of the LLC Agreement, but in each case only so long as such Person is shown on the LLC's books and records as the owner of one or more Units.

     "Material Adverse Effect" shall mean any effect, change, event, matter or occurrence that is materially adverse to the business, operations, properties (including intangible properties), financial condition or business prospects of the Corporation and its Subsidiaries, taken as a whole, except to the extent solely attributable to changes in general economic or market conditions, and other than an effect, change, event, matter or occurrence that is specifically and expressly contemplated in one or more Approved Business Plans or Approved Budgets approved (and not revoked) prior to the applicable Drawdown Date. Without limiting the generality of the foregoing, a "Material Adverse Effect" shall be deemed to have occurred if the applicable effect, change, event, matter or occurrence, individually or in the aggregate with all other effects, changes, events, matters or occurrences would be reasonably likely to result in (i) liability to the Corporation or its Subsidiaries or diminution in the value of the business (the "Business") of the Corporation and its Subsidiaries, of $500,000 or more in the aggregate; (ii) any material impediment to or restriction on the operation or conduct of the Business that is not capable of being cured within a reasonable period; or (iii) any material adverse effect on the ability of the Corporation or any of its executive officers to consummate the transactions contemplated by this Agreement and the other agreements referred to herein.

     "Maximum Commitment" means, at any time, $1 times the aggregate number of Class A Units and Class B Units outstanding at such time. The maximum commitment, as of the date hereof, for each Member is listed on the Schedule of Unitholders attached to the LLC Agreement.

     "Member" means each of the Investor Members, the Management Members and any Person admitted to the LLC as a Substituted Member pursuant to Section 10.01 of the LLC Agreement or as an Additional Member pursuant to Section 10.02 of the LLC Agreement, but in each case only so long as such Person is shown on the LLC's books and records as the owner of one or more Units.

     "MSCP" means, collectively, Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., and MSCP III 892 Investors, L.P.

     "MSCP Equity" means (i) the Class A Units initially issued to MSCP pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution of the LLC, the Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting MSCP Equity, such securities shall cease to be MSCP Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public after a Public Offering through a broker, dealer or market maker pursuant to Rule 144 in compliance with Article 6 in a transaction that is neither a block trade nor in reliance on Rule 144(k) or
(c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Corporation or any Subsidiary.

     "Officer's Certificate" means a certificate signed by the Corporation's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Permitted Lien" means:

     (a) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

     (b) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

     (c) purchase money security interests in any property acquired by the Corporation or any Subsidiary to the extent permitted by this Agreement;

     (d) interests or title of a lessor under any lease permitted by this Agreement;

     (e) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable; and

     (f) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Corporation and its Subsidiaries or detracting from the value of the assets of the Corporation and its Subsidiaries.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Private Tag Transaction" means a sale, transfer or other disposition of Investor Equity by a holder thereof to a third party, in one transaction or a series of related transactions, including pursuant to Rule 144 but excluding a sale or transfer (i) to an Affiliate of such holder, (ii) in a Public Offering,
(iii) pursuant to

Rule 144 effected after the initial Public Offering that is neither a block trade nor in reliance on Rule 144(k), (iv) in a Distribution-In-Kind permitted under Section 6.03(a)(v), or (v) in a Drag-Along Sale pursuant to Section 6.06.

     "Public Offering" means any underwritten sale of the Corporation's common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to employees of the Corporation or its Subsidiaries as part of an incentive or compensation plan.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, by and between the Corporation and the holders of Investor Equity and Management Equity, as amended from time to time in accordance with the terms thereof.

     "Remaining Commitment" means, on any particular date, the difference of the Maximum Commitment then in effect minus the sum of the Initial Contribution and the aggregate Subsequent Contributions made on or prior to such date.

     "Representatives" means the representatives on the LLC's Board of Representatives.

     "Restricted Securities" means (i) the Common Stock issued hereunder, and
(ii) any securities issued directly or indirectly with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (without any volume limitations) or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 9.03 have been delivered by the Corporation in accordance with Section 6.01(b). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive promptly from the Corporation, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 9.03.

     "Rule 144" means Rule 144 promulgated under the Securities Act (or any similar provision then in force).

     "Sale of the Corporation" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, or (ii) a transaction or series of transactions (including by way of merger, consolidation, or sale of stock) the result of which is that the holders of the Corporation's outstanding voting stock immediately prior to such transaction are after giving effect to such transaction no longer, in the aggregate, the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Corporation.

     "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, manager or general partner of such limited liability company, partnership, association or other business entity. For purposes of this Agreement, if the context does not otherwise indicate to which Person the term "Subsidiary" is used in respect of, the term "Subsidiary" shall refer to any Subsidiary of the Corporation.

     "Transfer" shall include any direct or indirect sale, transfer, assignment, pledge or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law) of any interest in any Investor Equity or Management Equity.

     "Unitholder" means any Member or Assignee who owns one or more Units as reflected on the LLC's books and records.

     "Units" has the meaning ascribed to such term in the LLC Agreement.

     "Waller-Sutton" means Waller-Sutton Media Partners, L.P., a Delaware limited partnership.

     "Waller-Sutton Equity" means (i) the Class A Units initially issued to Waller-Sutton pursuant to the Investor Purchase Agreement (but not including any Class D Units issued by the LLC in exchange for such Class A Units), (ii) upon and after the dissolution of the LLC, the Common Stock distributed in respect of the Class A Units referred to in clause (i) above pursuant to such dissolution, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization (but not including any Class D Units issued by the LLC in exchange for any of the foregoing securities). As to any particular securities constituting Waller-Sutton Equity, such securities shall cease to be Waller-Sutton Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public after a Public Offering through a broker, dealer or market maker pursuant to Rule 144 in compliance with Article 6 in a transaction that is neither a block trade nor in reliance on Rule 144(k) or (c) repurchased by the LLC (including in exchange for Class D Units of the LLC), the Corporation or any Subsidiary.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

     Section 8.2. Knowledge. As used in Article 7, the terms "knowledge" or "aware" in respect of the Corporation shall mean and include (i) the actual knowledge or awareness of the Founder, Squier-Dow, Dickens or Yawman (and any Person hired to serve as a replacement for any of the foregoing), or any of the Executive Managers and (ii) with respect to the Persons identified in clause
(i) above, the knowledge or awareness which a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.



                                   ARTICLE 9

                            Miscellaneous Provisions

     Section 9.1. Expenses. The Corporation shall pay, and hold the LLC and each of its Unitholders harmless against liability for the payment of, all of the out-of-pocket costs, fees and expenses of the LLC and its Unitholders (including the reasonable costs, fees and expenses of Davis Polk & Wardwell and Nixon, Hargrave, Devans & Doyle LLP and any other special counsel (an "Other Counsel") retained by an Investor Member; provided that the fees and expenses of such Other Counsels shall not exceed $15,000 for any one Other Counsel nor $30,000 in the aggregate for all such Other Counsels) arising in connection with the performance of due diligence investigations concerning the Corporation and its operations and management, the negotiation and execution of this Agreement, the LLC Agreement, the Registration Rights Agreement, the Executive Purchase Agreements and the agreements contemplated hereby and thereby, and the consummation of the transactions to occur at the Initial Closing as contemplated hereby. In addition, the Corporation shall pay, and hold the LLC and each of the holders of Investor Equity harmless against liability for the payment of, all of the out-of-pocket costs, fees and expenses of the LLC and the holders of Investor Equity and their respective employees and representatives (including the reasonable fees and expenses of Davis Polk & Wardwell) arising in connection with (i) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, any of the agreements contemplated hereby or the Certificate of Incorporation, (ii) the enforcement of the rights granted under this Agreement, any of the agreements contemplated hereby and the Certificate of Incorporation, (iii) any filing with any governmental agency with respect to the LLC's investment in the Corporation or any holder of Investor Equity's investment in the LLC, or any other filing with any governmental agency with respect to the Corporation or the LLC which mentions any holder of Investor Equity, (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Common Stock or (v) their investment in the LLC or the Corporation and their monitoring of the affairs of the Corporation (including all reasonable travel and related expenses).

       Section 9.2.  Remedies.

       (a) Each holder of Common Stock and each party hereto shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under any law or at equity. Any Person having any rights under any provision of this Agreement shall be entitled to enforce (upon demonstration of irreparable harm) such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

       (b) If upon any Capital Call Notice (as defined in the LLC Agreement), any holder of Class A Units or Class B Units refuses or otherwise fails to make the capital contributions required by such Capital Call Notice under the LLC Agreement with respect to the Class A Units and Class B Units held by such Unitholder, such holder shall forfeit and thereafter cease to possess all rights hereunder to designate any representatives to the Board or to any Board committee.

       Section 9.3. LLC's Investment Representations. The LLC hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the LLC or any subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Article 6 hereof. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

"The securities represented by this certificate were originally issued on July 8, 1998, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the restrictions specified in Article 6 of the Transaction Agreement dated as of July 8, 1998, as amended and modified from time to time, between the issuer (the "Corporation"), the initial holder of these securities and the other parties thereto. The Corporation reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such Agreement shall be furnished by the Corporation to the holder hereof upon written request and without charge."

     Section 9.4. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may only be amended, modified, or waived with the prior written consent of the holders of at least 80% of the outstanding Investor Equity and Management Equity voting together as a single class. Notwithstanding the foregoing, (x) any such amendment, modification or waiver (except pursuant to Section 3.05(b)(iv)) of (or having the effect of amending or waiving) Section 3.05, 5.03(b), 5.03(c), 5.03(e), 5.03(f), 6.03(v),
6.05, 6.06 or this Section 9.04 shall also require the prior written consent of each of Fleet, Waller-Sutton and MSCP (but only for so long as the applicable holder of Investor Equity holds at least 1% of the aggregate Investor Equity) and (y) any such amendment, modification or waiver adverse to the rights of any holder of Management Equity under this Agreement (including for purposes of this proviso holders forfeiting their voting rights under Section 9.02(b) or 5.06)) shall also require the prior written consent of the chief executive officer of the Corporation. No course of dealing between the Corporation and the LLC or any other holder of Investor Equity or Management Equity or any delay by such holder in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of such holder.

     Section 9.5. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the LLC or on its or any Investor Member's behalf.

     Section 9.6. Successors and Assigns. (a) Except as otherwise expressly provided herein (including, without limitation, in Article 5 hereof), all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

     (b) Notwithstanding anything else contained herein, the Corporation, the LLC, the Unitholders, and each subsequent holder of Common Stock hereby accept, acknowledge and agree that upon and after the dissolution of the LLC:

             (i) proposed business plans and Proposed Budgets of the Corporation will continue to be submitted for Board approval in compliance with Section 3.02(e);

             (ii) the Corporation shall continue to be bound by all of the covenants in Article 4;

            (iii) the provisions of Article 6 shall continue in effect in accordance with their terms;

            (iv) all rights of the LLC to rely upon the representations and warranties set forth in Article 7 hereof shall thereafter inure to the benefit of and be enforceable by all holders of Common Stock;

            (v) the provisions of Article 9 except Sections 9.02(b) and 9.03 shall continue to apply; and

            (vi) all rights and powers expressly and specifically granted to the LLC in Section 9.04 (Consent to Amendments) hereof shall thereafter operate as provided therein.

     Section 9.7. Capital and Surplus; Special Reserves. The Corporation agrees that the capital of the Corporation (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Common Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock at any time on or after the date of this Agreement. The Corporation also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the LLC.

     Section 9.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 9.9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     Section 9.10. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intent of the parties that this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. It is the intent of the parties that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.

     Section 9.11. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws, without regard to conflict of laws principles.
Each of the parties hereto agrees (a) that this Agreement involves at least $100,000 and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del.C. (S) 2708.

     Section 9.12. Submission to Jurisdiction. Each party hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and the federal courts sitting in the State of Delaware or in the County of New York in the State of New York and (b) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and that service made pursuant to (b) above shall have the same legal force and effect as if served upon said party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, New Castle County, Delaware 19801, as such agent.

     Section 9.13. Notices. All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to the LLC, to:

c/o Morgan Stanley Capital Partners III, L.P.
1221 Avenue of the Americas
33rd Floor
New York, New York 10020
Attention:   John B.Ehrenkranz
Facsimile:  (212) 762-7951

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention:    Louis L. Goldberg
Facsimile:    (212) 450-4800
and to:

Fleet Equity Partners VI, L.P.
  50 Kennedy Plaza
  12th Floor
Providence, Rhode Island 02903
Attention:     Robert M. Van Degna
Facsimile:     (401) 278-6387

with a copy to:

Paul, Hastings, Janofsky & Walker, LLP
399 Park Avenue
New York, New York 10022
Attention:    Neil A. Torpey
Facsimile:    (212) 319-4090

and to:

Waller-Sutton Media Partners, L.P.
555 North Lane
Suite 6150
Conshohocken, PA 19428
Attention:    Mr. Bruce Hernandez
Facsimile:    (610) 397-1014

with a copy to:

Rubin, Baum, Levin, Constant & Friedman
30 Rockefeller Plaza
29th floor
New York, New York 10112
Attention:    Jonathan D. Drucker
Facsimile:    (212) 698-7825
if to the Corporation, to:
Choice One Communications Inc.
333 West Commercial Street
Suite 3300
East Rochester, New York 14445
Attention:    Steve Dubnik
Facsimile:    (716) 385-0609

with a copy to:


Nixon, Hargrave, Devans & Doyle LLP
Clinton Square
P.O. Box 1051
Rochester, New York 14603-1051
Attention:  James A. Locke, III
Facsimile:  (716) 263-1600

and if to any Unitholder or to any other holder of Common Stock, to the address or facsimile set forth on the books of the LLC or the Corporation or any other address or facsimile number as a party may hereafter specify for such purpose to the Corporation. Notwithstanding the foregoing, no Investor Member or its counsel shall be entitled to notice if such Investor Member holds less than 3% in aggregate of all Investor Equity held by all Investor Members.

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt
                            *       *       *       *       *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         CHOICE ONE COMMUNICATIONS INC.


                         By: /s/ Steve M. Dubnik
                            ---------------------------------------

                         Its: President and Chief Executive Officer
                            ---------------------------------------


                         CHOICE ONE COMMUNICATIONS L.L.C.


                         By: /s/ Steve M. Dubnik
                            --------------------------------------

                         Its: Authorized Person
                            --------------------------------------

                         BY: (EACH OF THE FOLLOWING INVESTOR MEMBERS AND MANAGEMENT MEMBERS SIGNING BOTH INDIVIDUALLY AND IN THEIR CAPACITIES AS UNITHOLDERS BINDING THE
                              LLC)


                            /s/ Steve M. Dubnik
                            --------------------------------------
                            Steve M. Dubnik


                            /s/ Mae Squier-Dow
                            --------------------------------------
                            Mae Squier-Dow


                            /s/ Kevin Dickens
                            --------------------------------------
                            Kevin Dickens

                            /s/ Phillip Yawman
                            --------------------------------------
                            Phillip Yawman

                         MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                         By MSCP III, L.P., its general partner
                         By Morgan Stanley Capital Partners III, Inc., its
                                     general partner


                         By /s/ Michael M. Jansen
                           -----------------------------------------------

                         Its  Managing Director
                           -----------------------------------------------


                         By  /s/ John Ehren Kranz
                           -----------------------------------------------


                         Its  Principal
                           -----------------------------------------------


                         MSCP III 892 INVESTORS, L.P.

                         By MSCP III, L.P., its general partner
                         By Morgan Stanley Capital Partners III, Inc., its
                                     general partner


                         By /s/ Michael M. Jansen
                           -----------------------------------------------

                         Its  Managing Director
                           -----------------------------------------------


                         By  /s/ John Ehren Kranz
                           -----------------------------------------------


                         Its  Principal
                           -----------------------------------------------


                         MORGAN STANLEY CAPITAL INVESTORS, L.P.

                         By MSCP III, L.P., its general partner
                         By Morgan Stanley Capital Partners III, Inc., its
                                      general partner

                         By /s/ Michael M. Jansen
                           -----------------------------------------------

                         Its  Managing Director
                           -----------------------------------------------


                         By  /s/ John Ehren Kranz
                           -----------------------------------------------


                         Its  Principal
                           -----------------------------------------------

                         CHISHOLM PARTNERS III, L.P.

                         By Silverado III, L.P., its General Partner
                         By Silverado III Corp., its General Partner


                         By /s/ Robert M. Van Degna
                            --------------------------------------------
                            Robert M. Van Degna
                            Chairman & CEO


                         KENNEDY PLAZA PARTNERS


                         By  /s/ Robert M. Van Degna
                            --------------------------------------------
                            Robert M. Van Degna
                            Managing General Partner


                         FLEET VENTURE RESOURCES, INC.


                         By  /s/ Robert M. Van Degna
                            --------------------------------------------
                            Robert M. Van Degna
                            Chairman & CEO


                         FLEET EQUITY PARTNERS VI, L.P.

                         By Fleet Growth Resources II, Inc., its
                         General Partner


                         By  /s/ Robert M. Van Degna
                            --------------------------------------------
                            Robert M. Van Degna
                            Chairman & CEO

                         WALLER-SUTTON MEDIA PARTNERS, L.P.

                         By   Waller Sutton Media, L.L.C., its general partner


                         By  /s/ Bruce M. Herdandez
                           ---------------------------------------------

                         Its  Chief Executive Officer
                            --------------------------------------------

                         By /s/ Royce J. Holland
                           ---------------------------------------------

                          Execution of Counterpart Agreeing to be Bound by Holder of Management Equity Acquired After the Initial Closing


                          Name of Individual:
                                             -------------------------------
                          Signature:
                                    ----------------------------------------
                          Date:


                          Execution of Counterpart Agreeing to be Bound by Holder of Investor Equity Acquired After the Initial Closing


                          Name of Individual:
                                             -------------------------------
                          Signature:
                                    ----------------------------------------
                          Date: